Exhibit 99.1

January 23, 2008

FOR IMMEDIATE RELEASE

Lawrence F. Spencer, Director of Investor Relations

Phone:  (208) 388-2664

lspencer@idacorpinc.com

Idaho Power Files to Settle Pending General Rate Case

BOISE-Idaho Power, the staff of the Idaho Public Utilities Commission (IPUC), and representatives of various customer groups today filed a proposed stipulation with the IPUC that, if approved, will conclude a general rate case filed by the company in June, 2007.

The stipulation calls for an average increase of 5.2 percent to the base rates paid by Idaho Power customers in Idaho or about a $32 million increase in the company's annual electricity revenues.  With commission approval the changes in rates are expected to become effective on March 1.

"Today's filing could bring our general rate case to a fair conclusion after months of intensive work by all involved," said Idaho Power Vice President for Regulatory Affairs Ric Gale. "It is a settlement that was brought about through a cooperative effort between our customers, regulators and our company."

The parties agreed in the stipulation to make two good faith efforts. One concerns the development of a mechanism to adjust or replace the current load growth adjustment rate ("LGAR").  LGAR adjusts power supply costs Idaho Power includes in its annual power cost adjustment ("PCA") for differences between actual load and the load used in calculating base rates.   The second effort involves a forecast-test-year methodology that balances the auditing concerns of IPUC staff and interveners with Idaho Power's need for timely rate relief.

Idaho Power filed its general rate case requesting an annual increase to its Idaho retail base rates of $64 million or 10.35 percent.  Base rates reflect the company's cost of equipment, vehicles and infrastructure needed to provide electrical service to its customers.

Customer Impacts

Since Idaho Power's last general rate case in 2005, the company projects that it will have placed in service an additional $300 million of investment in its electrical system during 2006 and 2007.  This includes:

  more than $200 million in the company's distribution and transmission system, including nearly 650 miles of new transmission and distribution lines and 10 new substations, and
  $80 million for maintenance and improvements at its existing power plants, including: $47 million for equipment upgrades, environmental protection measures and other investments at the company's coal- and gas-fired plants, and
  $34 million of relicensing and equipment investments related to its hydroelectric projects.

Operating and maintenance expenses have increased substantially over the same two-year period driven by increased levels of power purchases, continued rapid customer growth and inflation.

Following today's filing the IPUC will evaluate the stipulation document and hold a series of public meetings to allow comment on the proposal.  Idaho Power is a regulated electric utility and subsidiary of IDACORP, Inc. (NYSE:IDA) that provides electrical service to more than 481,000 customers in southern Idaho and eastern Oregon.  Its prices are reviewed and authorized by the public utilities commissions of both states.

Certain statements contained in this news release, including statements with respect to future earnings, ongoing operations, and financial conditions, are "forward-looking statements" within the meaning of federal securities laws.  Although IDACORP and Idaho Power believe that the expectations and assumptions reflected in these forward-looking statements are reasonable, these statements involve a number of risks and uncertainties, and actual results may differ materially from the results discussed in the statements.  Factors that could cause actual results to differ materially from the forward-looking statements include:  changes in and compliance with governmental policies, including new interpretations of existing policies, and regulatory actions and regulatory audits, including those of the Federal Energy Regulatory Commission, the North American Electric Reliability Corporation, the Western Electricity Coordinating Council, the Idaho Public Utilities Commission, the Oregon Public Utility Commission, and the Internal Revenue Service with respect to allowed rates of return, industry and rate structure, day-to-day business operations, acquisition and disposal of assets and facilities, operation and construction of plant facilities, provision of transmission services, relicensing of hydroelectric projects, recovery of purchased power expenses, recovery of other capital investments, present or prospective wholesale and retail competition, including but not limited to retail wheeling and transmission costs, and other refund proceedings; changes arising from the Energy Policy Act of 2005; litigation and regulatory proceedings, including those resulting from the energy situation in the western United States, and penalties and settlements that influence business and profitability; changes in and compliance with environmental, endangered species and safety laws and policies; weather variations affecting hydroelectric generating conditions and customer energy usage; over-appropriation of surface and groundwater in the Snake River Basin resulting in reduced generation at hydroelectric facilities; construction of power generating, transmission and distribution facilities including an inability to obtain required governmental permits and approvals, and risks related to contracting, construction and start-up; operation of power generating facilities including breakdown or failure of equipment, performance below expected levels, competition, fuel supply, including availability, transportation and prices, and availability of transmission; blackouts or other disruptions of Idaho Power Company's or the western interconnected transmission systems; impacts from the potential formation of a regional transmission organization or the development of another transmission group; population growth rates and demographic patterns; market demand and prices for energy, including structural market changes; changes in operating expenses and capital expenditures, including costs and availability of materials and commodities, and fluctuations in sources and uses of cash; results of financing efforts, including the ability to obtain financing on favorable terms, which can be affected by factors such as credit ratings and general economic conditions; actions by credit rating agencies, including changes in rating criteria and new interpretations of existing criteria; homeland security, natural disasters and other natural risks, such as earthquake, flood, drought, lightning, wind and fire, acts of war or terrorism; market conditions that could affect the operations and prospects of IDACORP's subsidiaries or their competitors; increasing health care costs and the resulting effect on medical benefits paid for employees; performance of the stock market and the changing interest rate environment, which affect the amount of required contributions to pension plans, as well as the reported costs of providing pension and other postretirement benefits; increasing costs of insurance, changes in coverage terms and the ability to obtain insurance; changes in tax rates or policies, interest rates or rates of inflation; adoption of or changes in critical accounting policies or estimates; and new accounting or Securities and Exchange Commission requirements, or new interpretation or application of existing requirements.  Any such forward-looking statements should be considered in light of such factors and others noted in the companies' Annual Report on Form 10-K for the year ended December 31, 2006, and the Quarterly Report on Form 10-Q for the quarters ended March 31, 2007, June 30, 2007, and September 30, 2007, and other reports on file with the Securities and Exchange Commission.  Any forward-looking statement speaks only as of the date on which such statement is made.  New factors emerge from time to time and it is not possible for management to predict all such factors, nor can it assess the impact of any such factor on the business or the extent to which any factor, or combination of factors, may cause results to differ materially from those contained in any forward-looking statement.